List of Subsidiaries
                                       Of
                      Furniture Brands International, Inc.

                                                               Jurisdiction of
   Name of Subsidiary                                           Incorporation
   ------------------                                           ---------------

Action Transport, Inc.                                           Delaware
Action Industries, Inc.                                          Mississippi
Broyhill Furniture Industries, Inc.                              North Carolina
Broyhill Transport, Inc.                                         North Carolina
Fayette Enterprises, Inc.                                        Mississippi
Classic Design Furnishings, Inc.                                 Virginia
Lane Furniture Industries, Inc.                                  Delaware
The Lane Company, Incorporated                                   Virginia
Thomasville Furniture Industries, Inc.                           Delaware
Thomasville Furniture Latin America, S.A.                        Panama
Thomasville Home Furnishings, Inc.                               Delaware
Laneventure, Inc.                                                Delaware
Furniture Brands Export Co., Ltd.                                Barbados